                                                                     Exhibit 4.7

================================================================================


                                 THE KROGER CO.
                 and certain of its Subsidiaries, as Guarantors
                                       TO
                       FIRSTAR BANK, NATIONAL ASSOCIATION
                                     Trustee


                                   ----------


                          FOURTH SUPPLEMENTAL INDENTURE

                            Dated as of June 25, 1999

                                       TO

                                    INDENTURE

                             Dated as of May 1, 1998


                                   ----------


         $200,000,000 7%   Senior Notes due 2018

         $200,000,000 6%   Puttable Reset Securities PURS(SM) due 2010

         $300,000,000 6.8% Senior Notes due 2018


================================================================================


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                                TABLE OF CONTENTS


                                   ARTICLE ONE

                                   DEFINITIONS

Section 101. Definitions...................................................... 2


                                   ARTICLE TWO

                                    GUARANTEE

Section 201. Guarantee........................................................ 3

Section 202. Waiver of Demand................................................. 4

Section 203. Guarantee of Payment............................................. 4

Section 204. No Discharge or Diminishment of Guarantee........................ 4

Section 205. Defenses of Company Waived....................................... 5

Section 206. Continued Effectiveness.......................................... 5

Section 207. Subrogation...................................................... 5

Section 208. Information...................................................... 6

Section 209. Subordination.................................................... 6

Section 210. Termination...................................................... 6

Section 211. Guarantees of other Indebtedness................................. 7

Section 212. Additional Guarantors............................................ 7

Section 213. Limitation of Guarantor's Liability.............................. 7

Section 214. Contribution from Other Guarantors............................... 8

Section 215. No Obligation to Take Action Against the Company................. 8

Section 216. Dealing with the Company and Others.............................. 8


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                                  ARTICLE THREE

                                  MISCELLANEOUS

Section 301. Miscellaneous.................................................... 9


                                      -ii-


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     FOURTH SUPPLEMENTAL INDENTURE, dated as of June 25, 1999, among The Kroger
Co., a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Company"), having its principal office at 1014 Vine Street, Cincinnati, Ohio 45202, each of the guarantors signatory hereto as set forth on the signature pages and Schedule I (collectively, the "Guarantors") and Firstar Bank, National Association, a banking corporation duly organized and existing under the laws of the State of Ohio, as Trustee (herein called the "Trustee").


                             RECITALS OF THE COMPANY

     The Company has heretofore executed and delivered to the Trustee an Indenture dated as of May 1, 1998 (as amended and supplemented, the "Indenture") providing for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided.

     The Indenture has been supplemented by the First Supplemental Indenture, dated as of May 11, 1998 (the "First Supplemental Indenture"), the Second Supplemental Indenture dated as of June 26, 1998 (the "Second Supplemental Indenture"), and the Third Supplemental Indenture, dated as of December 11, 1998 (the "Third Supplemental Indenture"), providing for the issuance of the $200,000,000 7% Senior Notes due 2018, the $200,000,000 6% Senior Notes due 2010
and the $300,000,000 6.8% Senior Notes due 2018, respectively (collectively, the "Securities").

     Each of the Guarantors has duly authorized the issuance of a guarantee of the Securities, as set forth herein, and to provide therefor, each of the Guarantors has duly authorized the execution and delivery of this Fourth Supplemental Indenture.

     Section 901(9) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

     The Company and the Guarantors, pursuant to the foregoing authority, propose in and by this Fourth Supplemental Indenture to amend and supplement the Indenture in certain respects with respect to the Securities issued thereunder.

     All things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company and each of the Guarantors, and a valid amendment of and supplement to the Indenture, have been done.


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     NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, the Company and each of the Guarantors hereby covenants and agrees with the Trustee and its successor or successors in said trust under the Indenture, as follows:


                                   ARTICLE ONE

                                   DEFINITIONS

Section 101. DEFINITIONS.

     For all purposes of this Fourth Supplemental Indenture:

     (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

     (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Fourth Supplemental Indenture and, where so specified, to the Articles and Sections of the Indenture as supplemented by this Fourth Supplemental Indenture; and

     (3) The terms "hereof", "herein", "hereby", "hereto", "hereunder" and "herewith" refer to this Fourth Supplemental Indenture.

     (4) "Credit Facility" means any credit agreement, loan agreement, or credit facility, whether syndicated or not, involving the extension of credit by banks or other credit institutions, entered into by the Company or Fred Meyer, Inc. and outstanding on the date of this Fourth Supplemental Indenture, and any refinancing or other restructuring of any such agreement or facility.

     (5) "Guarantee" has the meaning specified in Section 201.

     (6) "Guaranteed Obligations" has the meaning specified in Section 201.

     (7) "Holder" means any Holder of any Security pursuant to, and in accordance with the terms of, the Indenture.


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                                   ARTICLE TWO

                                    GUARANTEE

Section 201. GUARANTEE.

     Each Guarantor hereby jointly and severally fully and unconditionally guarantees (each a "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture or the Securities or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that (a) the principal of, premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, upon redemption, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantor to the Holders of or the Trustee under the Indenture or the Securities hereunder (including fees, expenses or others) (collectively, the "Guaranteed Obligations") will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Securities; and (b) in case of any extension of time of payment or renewal of any Guaranteed Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. If the Company shall fail to pay when due, or to perform, any Guaranteed Obligations, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under the Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the Guaranteed Obligations of the Guarantor hereunder in the same manner and to the same extent as the Guaranteed Obligations of the Company.

     Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions of the Indenture or the Securities, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

     Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) the maturity of the Guaranteed Obligations may be accelerated as provided in Article Five of the Indenture for the purposes of its Guarantee, notwithstanding any stay, injunction or other


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prohibition preventing such acceleration in respect of the Guaranteed
Obligations, and (b) in the event of any acceleration of such Guaranteed Obligations as provided in Article Five of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of its Guarantee.


Section 202. WAIVER OF DEMAND.

     To the fullest extent permitted by applicable law, each of the Guarantors waives presentment to, demand of payment from and protest of any of the Guaranteed Obligations, and also waives notice of acceptance of its Guarantee and notice of protest for nonpayment.


Section 203. GUARANTEE OF PAYMENT.

     Each of the Guarantors further agrees that its Guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Trustee or any Holder of the Securities to the security, if any, held for payment of the Guaranteed Obligations.


Section 204. NO DISCHARGE OR DIMINISHMENT OF GUARANTEE.

     Subject to Section 210 of this Fourth Supplemental Indenture, the obligations of each of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of the Securities to assert any claim or demand or to enforce any remedy under the Indenture or the Securities, any other guarantee or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations).


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Section 205. DEFENSES OF COMPANY WAIVED.

     To the extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Company or any other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than final and indefeasible payment in full in cash of the Guaranteed Obligations. Each of the Guarantors waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each of the Guarantors against the Company or any security.


Section 206. CONTINUED EFFECTIVENESS.

     Subject to Section 210 of this Fourth Supplemental Indenture, each of the Guarantors further agrees that its Guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by the Trustee or any Holder of the Securities upon the bankruptcy or reorganization of the Company.


Section 207. SUBROGATION.

     In furtherance of the foregoing and not in limitation of any other right of each of the Guarantors by virtue hereof, upon the failure of the Company to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Trustee or any Holder of the Securities, forthwith pay, or cause to be paid, to the Holders in cash the amount of such unpaid Guaranteed Obligations, and thereupon the Holders shall, assign (except to the extent that such assignment would render a Guarantor a "creditor" of the Company within the meaning of
Section 547 of Title 11 of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute) the amount of the Guaranteed Obligations owed to it and paid by such Guarantor pursuant to this Guarantee to such Guarantor, such assignment to be PRO RATA to the extent the Guaranteed Obligations in question were discharged by such Guarantor, or make such other disposition thereof as such Guarantor shall direct (all without recourse to the Holders, and without any representation or warranty by the Holders). If (a) a Guarantor shall make payment to the Holders of all or any part of the Guaranteed Obligations and (b) all the Guaranteed Obligations and all other amounts payable under this Fourth Supplemental Indenture shall be indefeasibly paid in full, the Trustee will, at such Guarantor's request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the


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transfer by subrogation to such Guarantor of an interest in the Guaranteed
Obligations resulting from such payment by such Guarantor.


Section 208. INFORMATION.

     Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Company's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Guarantors assumes and incurs hereunder, and agrees that the Trustee and the Holders of the Securities will have no duty to advise the Guarantors of information known to it or any of them regarding such circumstances or risks.


Section 209. SUBORDINATION.

     Upon payment by any Guarantor of any sums to the Holders, as provided above, all rights of such Guarantor against the Company, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations to the Trustee; PROVIDED, HOWEVER, that any right of subrogation that such Guarantor may have pursuant to this Fourth Supplemental Indenture is subject to Section 207 hereof.


Section 210. TERMINATION.

     A Guarantor shall, upon the occurrence of either of the following events, be automatically and unconditionally released and discharged from all obligations under this Fourth Supplemental Indenture and its Guarantee without any action required on the part of the Trustee or any Holder if such release and discharge will not result in any downgrade in the rating given to the Securities by Moody's Investors Service and Standard & Poor's Ratings Services:

          (a) upon any sale, exchange, transfer or other disposition (by merger or otherwise) of all of the Capital Stock of a Guarantor or all, or substantially all, of the assets of such Guarantor, which sale or other disposition is otherwise in compliance with the terms of the Indenture; provided, however, that such Guarantor shall not be released and discharged from its obligations under this Fourth Supplemental Indenture and its Guarantee if, upon consummation of such sale, exchange, transfer or other disposition (by merger or otherwise), such Guarantor remains or becomes a guarantor under any Credit Facility; or

          (b) at the request of the Company, at any time that none of the Credit Facilities are guaranteed by any Subsidiary of the Company.

     The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section. Any Guarantor not so released will remain liable for the full amount of the principal of, premium, if any, and interest on the Notes provided in this Fourth Supplemental Indenture and its Guarantee.


Section 211. GUARANTEES OF OTHER INDEBTEDNESS.

     As long as the Securities are guaranteed by the Guarantors, the Company will cause each of its Subsidiaries that becomes a guarantor in respect of (i) any Indebtedness of the Company which is outstanding on the date hereof and (ii) any Indebtedness incurred by the Company after the date hereof (other than in respect of asset-backed securities), to include in any guarantee given by any such guarantor, provisions similar to those set forth in Section 210 hereof.


Section 212. ADDITIONAL GUARANTORS.

     The Company will cause each of its Subsidiaries that becomes a guarantor in respect of any Indebtedness of the Company following the date hereof to execute and deliver a supplemental indenture pursuant to which it will become a Guarantor under this Fourth Supplemental Indenture, if it has not already done so or unless the Guarantor is prohibited from doing so by applicable law or a provision of a contract to which it is a party or by which it is bound.


Section 213. LIMITATION OF GUARANTOR'S LIABILITY.

     Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal of state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Fourth Supplemental Indenture and its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of, any other Guarantor in respect of the obligations of such Guarantor under its Guarantee or pursuant to its contribution obligations under this Fourth Supplemental Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

Section 214. CONTRIBUTION FROM OTHER GUARANTORS.

     Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a PRO RATA amount based on the net assets of each Guarantor, determined in accordance with generally accepted accounting principles in effect in the United States of America as of the date hereof.


Section 215. NO OBLIGATION TO TAKE ACTION AGAINST THE COMPANY.

     Neither the Trustee, any Holder nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or take any other steps under any security for the Guaranteed Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee, such Holder or such other Person is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantee.


Section 216. DEALING WITH THE COMPANY AND OTHERS.

     The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may:

          (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral from the Company;

          (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the Guaranteed Obligations;

          (d) accept compromises or arrangements from the Company;

          (e) apply all monies at any time received from the Company or from any security to such part of the Guaranteed Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

          (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.


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

                                  ARTICLE THREE

                                  MISCELLANEOUS

Section 301. MISCELLANEOUS.

     (a) The Trustee accepts the trusts created by the Indenture, as supplemented by this Fourth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Fourth Supplemental Indenture.

     (b) The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

     (c) Each of the Company and the Trustee makes and reaffirms as of the date of execution of this Fourth Supplemental Indenture all of its respective representations, covenants and agreements set forth in the Indenture.

     (d) All covenants and agreements in this Fourth Supplemental Indenture by the Company, the Guarantors and the Trustee shall bind its respective successors and assigns, whether so expressed or not.

     (e) In case any provisions in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (f) Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the series of Securities created hereby, any benefit or any legal or equitable right, remedy or claim under the Indenture.

     (g) If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as may be amended from time to time, that is required under such Act to be a part of and govern this Fourth Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Fourth Supplemental Indenture as so modified or excluded, as the case may be.

     (h) This Fourth Supplemental Indenture shall be governed by and


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

construed in accordance with the laws of the State of New York.

     (i) All amendments to the Indenture made hereby shall affect any and all series of Securities created under the Indenture.

     (j) All provisions of this Fourth Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Fourth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                              THE KROGER CO.

/s/ Bruce M. Gack                    By: /s/ Paul Heldman
--------------------------------         ---------------------------------------
Assistant Secretary                      Name:  Paul Heldman
                                         Title: Senior Vice President


Attest*: Each of the Guarantors Listed on Schedule I hereto, as Guarantor of the Securities

/s/ Bruce M. Gack                    By*: /s/ Paul Heldman
--------------------------------          --------------------------------------
(Assistant) Secretary                     Name:  Paul Heldman
                                          Title: Vice President


Attest:                              VINE COURT ASSURANCE INCORPORATED,
                                     as Guarantor of the Securities

                                     By: /s/ Bruce M. Gack
--------------------------------         ---------------------------------------
                                         Name:  Bruce M. Gack
                                         Title: Vice President


Attest:                              KROGER DEDICATED LOGISTICS CO.,
                                     as Guarantor of the Securities

/s/ Bruce M. Gack                    By: /s/ Paul Heldman
--------------------------------         ---------------------------------------
Secretary                                Name:  Paul Heldman
                                         Title: President


--------------------------------
*Signing as duly authorized officer for each such Guarantor.


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

Attest:                              RICHIE'S, INC.,
                                     as Guarantor of the Securities

                                     By:
--------------------------------         ---------------------------------------
                                         Name:
                                         Title:


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

Attest: HENPIL, INC., as Guarantor of the Securities WYDIV, INC. , as Guarantor of the Securities

                                    By: /s/ Steve McMillan
--------------------------------        ----------------------------------------
                                        Name:  Steve McMillan
                                        Title: Vice President and Secretary


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

Attest:                              FIRSTAR BANK, NATIONAL ASSOCIATION,
                                     as Trustee

                                     By: /s/ William Sicking
--------------------------------         ---------------------------------------
Assistant Secretary                      Name:  William Sicking
                                         Title: Trust Officer


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

STATE OF _________ )
                   )  ss.:
COUNTY OF ________ )

     On the ________ day of June, 1999, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he is __________________ of The Kroger Co., and ____________________ of
each of the Guarantors Listed on Schedule I hereto and ___________ of Kroger Dedicated Logistics Co., corporations described in and which executed the foregoing instrument; that he knows the seals of said corporations; that the seals affixed to said instrument are such corporate seals; that they were so affixed by authority of the Boards of Directors of said corporations, and that he signed his name thereto by like authority.

                                        ----------------------------------------


STATE OF _________ )
                   )  ss.:
COUNTY OF ________ )

     On the ________ day of June, 1999, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he is ________________ of Henpil, Inc. and Wydiv, Inc., corporations described in and which executed the foregoing instrument; that he knows the seals of said corporations; that the seals affixed to said instrument are such corporate seals; that they were so affixed by authority of the Boards of Directors of said corporations, and that he signed his name thereto by like authority.

                                        ----------------------------------------

STATE OF _________ )
                   )  ss.:
COUNTY OF ________ )

     On the ________ day of June, 1999, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he is _________________ of Vine Court Assurance Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Boards of Directors of said corporations, and that he signed his name thereto by like authority.

                                        ----------------------------------------


STATE OF _________ )
                   )  ss.:
COUNTY OF ________ )

     On the ________ day of June, 1999, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he is ____________ of Richie's, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Boards of Directors of said corporations, and that he signed his name thereto by like authority.

                                        ----------------------------------------

STATE OF _________ )
                   )  ss.:
COUNTY OF ________ )

     On the ________ day of June, 1999, before me personally came _________________, to me known, who, being by me duly sworn, did depose and say that he is a _____________ of Firstar Bank, National Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                        ----------------------------------------

                                   SCHEDULE I

                                   GUARANTORS


Name of Guarantor                            State of Incorporation/Organization
-----------------                            -----------------------------------

Dillon Companies, Inc.                       Kansas
Drug Distributors, Inc.                      Indiana
Inter-American Foods, Inc.                   Ohio
J.V. Distributing, Inc.                      Michigan
KRGP Inc.                                    Ohio
KRLP Inc.                                    Ohio
The Kroger Co. of Michigan                   Michigan
Kroger Limited Partnership I                 Ohio (limited partnership)
     By: KRGP Inc., the General Partner
Kroger Limited Partnership II                Ohio (limited partnership)
     By: KRGP Inc., the General Partner
Peyton's-Southeastern, Inc.                  Tennessee
Rocket Newco, Inc.                           Texas
Topvalco, Inc.                               Ohio

City Market, Inc.                            Colorado
Dillon Real Estate Co., Inc.                 Kansas
Fry's Leasing Company, Inc.                  Arizona
Jackson Ice Cream Co., Inc.                  Kansas
Junior Food Stores of West Florida, Inc.     Florida
Kwik Shop, Inc.                              Kansas
Mini Mart, Inc.                              Wyoming
Quik Stop Markets, Inc.                      California
THGP Co., Inc.                               Pennsylvania
THLP Co., Inc.                               Pennsylvania
Turkey Hill, L.P.                            Pennsylvania (limited partnership)
Wells Aircraft, Inc.                         Kansas

Fred Meyer, Inc.                             Delaware
Fred Meyer Stores, Inc.                      Delaware
CB&S Advertising Agency, Inc.                Oregon
Distribution Trucking Company                Oregon
FM, Inc.                                     Utah
FM Holding Corporation                       Delaware
Grand Central, Inc.                          Utah
FM Retail Services, Inc.                     Washington
Fred Meyer of Alaska, Inc.                   Alaska
Fred Meyer of California, Inc.               California


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

Name of Guarantor                            State of Incorporation/Organization
-----------------                            -----------------------------------

Fred Meyer Jewelers, Inc.                    Delaware
Merksamer Jewelers, Inc.                     California
Roundup Co.                                  Washington
JH Properties, Inc.                          Washington
Smith's Food & Drug Centers, Inc.            Delaware
Compare, Inc.                                Delaware
Saint Lawrence Holding Company               Delaware
Smith's Beverage of Wyoming, Inc.            Wyoming
Smitty's Supermarkets, Inc.                  Delaware
Smitty's Equipment Leasing, Inc.             Delaware
Smitty's Super Valu, Inc.                    Delaware
Treasure Valley Land Company, L.C.           Idaho
Western Property Investment Group, Inc.      California

Quality Food Centers, Inc.                   Washington
Hughes Markets, Inc.                         California
Hughes Realty, Inc.                          California
KU Acquisition Corporation                   Washington
Second Story, Inc.                           Washington
Quality Food, Inc.                           Delaware
Quality Food Holdings, Inc.                  Delaware
QFC Sub, Inc.                                Washington

Food 4 Less Holdings, Inc.                   Delaware
Ralphs Grocery Company                       Delaware
Alpha Beta Company                           California
Bay Area Warehouse Stores, Inc.              California
Bell Markets, Inc.                           California
Cala Co.                                     Delaware
Cala Foods, Inc.                             California
Crawford Stores, Inc.                        California
Food 4 Less of California, Inc.              California
Food 4 Less of Southern California, Inc.     Delaware
Food 4 Less Merchandising, Inc.              California
Food 4 Less GM, Inc.                         California


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